Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust Series 1995-1

No. of PMTs Since Issuance:    18
Distribution Date:      14-Apr-97
Payment Date:    15-Apr-97
Collection Period Beginning:   01-Mar-97
Collection Period Ending:       31-Mar-97
Note and Certificate Accrual Beginning:   17-Mar-97
Note and Certificate Accrual Ending:  15-Apr-97

BOND SUMMARY:
Beginning Class A Note Security Balance   $467,854,187.56
Beginning Class B Note Security Balance $172,196,000.00
Beginning Certificate Security Balance  $30,304,000.00
Beginning Overcollateralization Amount $50,522,263.30
Beginning Class A Adjusted Balance $467,854,187.56
Beginning Class B Adjusted Balance $172,196,000.00
Beginning Certificate  Adjusted Balance $30,304,000.00
Beginning Overcollateralization Amount  $50,522,263.30
Ending Class A Note Security Balance  $454,728,228.85
Ending Class B Note Security Balance $172,196,000.00
Ending Certificate Security Balance  $30,304,000.00
Ending Overcollateralization Amount $50,672,445.89
Ending Class A Adjusted Balance $454,728,228.85
Ending Class B Adjusted Balance  $172,196,000.00
Ending Certificate  Adjusted Balance  $30,304,000.00
Ending Overcollateralization Amount  $50,672,445.89
Class A Note Rate Capped at 13%   5.677500%
Class B Note Rate Capped at 15%   6.062500%
Certificate Rate Capped at 16%   6.467500%
Class A Interest Due   $2,139,750.62
Class B Interest Due        $840,950.26
Certificate Yield  Due  $157,881.74
Class A Interest Paid    $2,139,750.62
Class B Interest Paid       $840,950.26
Certificate Yield Paid    $157,881.74
Class A Unpaid Interest       $0.00
Class B Unpaid Interest    $0.00
Certificate Unpaid Yield  $0.00
Class A Principal Paid     $13,125,958.71
Class B Principal Paid      $0.00
Certificate Principal Paid   $0.00
OC Principal Paid        $0.00
Beginning Class A Net Charge-Off     $0.00
Beginning Class B Net Charge-Off         $0.00
Beginning Certificate Net Charge-Off    $0.00
Beginning OC Net Charge-Off             $0.00
Reversals Allocated to Class A       $0.00
Reversals Allocated to Class B       $0.00
Reversals Allocated to Certificates     $0.00
Reversals Allocated to OC  plus Accelerated Principal Payments
       $150,182.59
 Total Charge-Offs:          $0.00
Charge-Offs Allocated to Class A    $0.00
Charge-Offs Allocated to Class B   $0.00
Charge-Offs Allocated to Certificates        $0.00
Charge-Offs Allocated to OC     $0.00
Ending Class A Net Charge-Off   $0.00
Ending Class B Net Charge-Off  $0.00
Ending Certificate Net Charge-Off       $0.00
Ending OC Net Charge-Off      $0.00
Bond Balance Reconciliation (should equal $0.00)     ($0.00)
Certificate Balance/Participation Invested Amount (Beginning of
Month            4.2038%
Designated Certificate / Certificate Security (Balance Beginning o
        1.003168%
Designated Certificate  - Beginning of Month    $304,000.00
Principal Payments in Respect of  Designated Certificate (Sec. 3.0
           $0.00
Designated Certificate  - End of Month    $304,000.00
Interest Payments in Respect of Designated Certificate (Sec. 3.05
        $1,583.82
Designated Certificateholder Accelerated Principal Payments - Begi
   $3,022,263.30
Accelerated Principal Payment (Sec. 3.05 (v))   $150,182.59
Payments to Holder of Designated Certificate in respect to Acc. Pr
           $0.00
Designated Certificateholder Accelerated Principal Payments - Endi
   $3,172,445.89
Designated Certificateholder Holdback Amount (Beginning of Month)
   $47,500,000.00
Payments to Designated Certificates in Reduction of Holdback Amount
           $0.00
Designated Certificateholder Holdback Amount (End of Month)
   $47,500,000.00
Remaining Payments to Designated Certificates (Sec. 3.05 paragraph
           $0.00
Remaining Amounts to Issuer (Sec. 3.05 (vii)) $901,329.17